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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 10, 1995, with respect to the consolidated financial statements and schedule of The Actava Group Inc. Included in Form 10-K of The Actava Group, Inc. for the year ended December 31, 1994 as amended by Amendment No. 1 on Form 10K/A on April 28, 1995 and Amendment No. 2 on Form 10K/A on July 13, 1995, incorporated by reference in the Registration Statement and the related Prospectus of Metromedia International Group, Inc.

                                             ERNST & YOUNG LLP

Atlanta, Georgia
September 10, 1997